FOR IMMEDIATE RELEASE

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Leigh Parrish/David Roady
FD
(212) 850-5600

NexCen Brands Reports Selected Preliminary
Third Quarter Operating Results and Highlights

Company Provides Business Update

NEW YORK - November 17, 2008 - NexCen Brands, Inc. (NASDAQ: NEXC) today reported the following business update.

Selected Preliminary Third Quarter Results
The Company (“NexCen”) reported preliminary unaudited financial results for the third quarter ended September 30, 2008. Kenneth J. Hall, Chief Executive Officer of NexCen, stated, “Revenues from continuing operations are expected to have almost doubled compared to the same period of 2007. We have reduced operating expenses and improved cash flows through the quarter. In addition, our sales pipeline of Letters of Intent and Franchise Agreements has continued to grow as the year has progressed. Overall, we are encouraged by our performance in our franchise business, despite a difficult economic environment.”

Continuing Operations: Franchise Business
NexCen expects to report revenues from continuing operations of its franchise business of approximately $12.0 million in the third quarter of 2008 compared with $6.5 million in the third quarter of 2007, an increase of approximately $5.5 million or 85%. Third quarter 2008 results fully reflect the acquisitions completed in 2007 and the acquisitions of Shoebox New York and Great American Cookies completed in January 2008.

The preliminary financial results for the third quarter of 2008 from continuing operations include:

•	Royalty and other revenue of approximately $7.1 million versus $5.0 million in the third quarter of last year, an increase of approximately $2.1 million or 42%.

•	Manufacturing (cookie-dough) revenue of approximately $4.5 million from Great American Cookies, which was acquired at the end of January 2008.

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Franchisee fee revenue of approximately $0.4 million versus $1.5 million in the third quarter of last year, a decrease of approximately $1.1 million or 73%. Although the Company executed franchise agreements totaling approximately $2.2 million in new initial franchise fees in the third quarter of 2008, franchise fee income is recognized when all initial required services are performed, which is generally considered to be upon the opening of a franchisee’s store. Until recognized, such franchise fees are accounted for as deferred revenue. Deferred revenue related to the pipeline of Letters of Intent and Franchise Agreements for franchise stores to be opened were approximately $5.5 million and $4.7 million as of September 30, 2008 and June 30, 2008, respectively, an increase of approximately $0.8 million or 17%.

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The Company’s pipeline of Letters of Intent and Franchise Agreements for franchised stores to be opened both domestically and internationally increased to 394 stores at the end of the third quarter of 2008 versus 225 stores at the end of the second quarter of 2008, an increase of 169 stores or 75%.

•	Total franchised locations at the end of the third quarter of 1,862 stores versus 1,562 stores at the end of the third quarter last year, an increase of 300 stores or 19%.

Discontinued Operations: Consumer Branded Licensing Business
Revenues relating to NexCen’s consumer branded licensing business, which consists of Bill Blass and Waverly, will be reported as discontinued operations due to the expected sales of those businesses. Licensing revenues from the Bill Blass and Waverly businesses are expected to be approximately $2.2 million in the third quarter of 2008 compared to $4.8 million in the third quarter of 2007, a decrease of approximately $2.6 million or 54%. On September 29, 2008, the Company executed a definitive agreement with Iconix Brand Group, Inc. for the sale of its Waverly Business. The transaction closed on October 3, 2008.

Full Financial Results Being Finalized
The Company is continuing to assess and quantify the impact on its financial results related to the costs associated with the restructuring of its credit facility, the special investigation by the Audit Committee, the planned disposition of the Bill Blass business, the completed sale of the Waverly business and possible asset impairment charges, any and all of which may materially impact the third quarter of 2008 operating results. Accordingly, the full financial results for the third quarter of 2008 have not yet been determined.

Fourth Quarter Highlights
The Company also provided an update today regarding recent business activities subsequent to the end of the third quarter, which includes:

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Early in the fourth quarter, the Company completed the sale of its Waverly business. NexCen used the proceeds from the $26.0 million sale to fully pay the outstanding Waverly debt of $21.3 million. Sales proceeds, remaining after the repayment of Waverly debt and the payment of transaction expenses, were used to pre-pay $2.6 million of debt associated with NexCen’s Bill Blass business.

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As of October 29, 2008, the Company held four of its Annual Franchise Conferences held over the last three months for The Athlete’s Foot, Pretzelmaker and Pretzel Time, Great American Cookies, and MaggieMoo’s and Marble Slab Creamery franchisees. Franchise conferences provide a forum for franchisees of each respective franchise system to meet with one another and with the executives of the Company so that all parties better understand current franchisor initiatives, identify areas for improvement, determine opportunities for growth, and position the brands for future success.

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NexCen continues to pursue the sale of the Bill Blass business. Multiple parties have completed due diligence and continue to be in active discussions with NexCen regarding the acquisition of Bill Blass.

Business Update
The Company remains focused on the execution of its previously announced business restructuring plan, centered on its franchising businesses. Kenneth J. Hall, Chief Executive Officer of NexCen Brands, concluded, “We continue to make progress in our initiatives focused on our franchise business. We are pleased with the recent strong international expansion that has included new franchise agreements for all of our franchise brands. As we look to close out 2008, we are continuing to grow our franchise businesses and have a solid pipeline of new franchisees in place. Importantly, we are also maintaining a conservative approach to operating the business in the current environment, with particular emphasis on controlling costs and prudent management of cash flows.”

In addition, the Company is making progress in its efforts to reissue the Company’s consolidated financial statements as of December 31, 2007 and 2006. As part of the Company’s preparations, the Company has engaged BDO Seidman, LLP to provide consulting services to assist the Company in evaluating the application of accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”) for specific transactions and to advise on the completeness of the consideration of US GAAP and SEC literature. The Company is also working to complete the procedures and provide the information necessary for its independent accountants, KPMG LLP, to begin audit procedures to re-issue its audit report on the Company’s 2007 and 2006 consolidated financial statements. Until this process is completed, KPMG LLP is unable to complete a review under Statement of Auditing Standards No. 100 (“SAS 100”) of the Company’s consolidated quarterly financial statements. Once the accounting and audit work is finished, the Company intends to amend and re-file its Annual Report on Form 10-K for the year ended December 31, 2007, then file all outstanding 2008 Quarterly Reports on Form 10-Q. At this time, the Company anticipates that it will complete these filings in the first quarter of 2009.

About NexCen Brands
NexCen manages global brands, generating revenue through franchising and licensing. The Company currently owns seven franchised brands. Two sell retail footwear and accessories (The Athlete’s Foot and Shoebox New York), and five are quick service restaurants (Marble Slab Creamery, MaggieMoo’s, Pretzel Time, Pretzelmaker, and Great American Cookies). We also currently own and license the Bill Blass consumer products brand.

Forward-Looking Statement Disclosure
This press release contains “forward−looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended. Such forward−looking statements include those regarding expected cost savings, expectations for the future performance of our brands or expectations regarding the impact of recent developments on our business. When used herein, the words “anticipate,” “believe,” “estimate,” “intend,” “may,” “will,” “expect” and similar expressions as they relate to the Company or its management are intended to identify such forward−looking statements. Forward−looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of future performance or results. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward−looking statements. Factors that could cause or contribute to such differences include: (1) the Company’s efforts to focus on the franchise business as its core business may not be successful and may not improve the performance of the Company; (2) economic conditions may deteriorate in international and domestic markets, which could negatively impact the Company’s business and financial performance, (3) we may not be able to generate sufficient cash flow to make interest and principal payments on our bank credit facility, (4) any failure to meet our debt obligations and comply with negative and affirmative covenants in our bank facility would adversely affect our business and financial conditions, (5) we may not be able to sell our Bill Blass business, or the sale may not generate sufficient proceeds to pay off the debt associated with that business, which will lead to increased interest obligations and may entitle the bank to receive highly dilutive warrant to purchase shares of our common stock, (6) as a result of our inability to file our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 within the required timeframe, the need to amend our Annual Report on Form 10-K for the year ended December 31, 2007, and the failure to maintain the minimum $1 bid price per share, we are subject to Nasdaq delisting proceedings, and it is possible that we may be subject governmental investigations or third-party claims, (7) continued delays in our compliance with SEC filing requirements and Nasdaq listing requirements may negatively impact the Company, (8) we may not be successful in operating or expanding our brands or integrating them into an efficient overall business strategy, (9) we depend on the success of our franchisees to develop and grow our franchise systems both domestically and internationally, (10) we may not be able to retain existing, or attract new, employees, franchisees, and licenses, and (11) other factors discussed in our filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward−looking statements, whether as a result of new information, future events or otherwise.